UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

Agreement to Acquire a Training Software Provider

FOMO expects to sign an agreement to acquire the assets of a training software provider based in the Midwest and founded in 1980 that creates customized training and compliance programs for its clients. The Company specializes in helping companies in agricultural sectors as well as food manufacturers and processors. Primary markets for the Company include the following: 1) Ag crop inputs manufactures and distributors: crop inputs, seed, and equipment, and 2) Ag Retailers: cooperatives and private/public owned retail ag companies. Secondary markets for the Company include the following: 1) Animal health and nutrition (AH) manufactures and distributors, and 2) Food manufacturers / processors.

Over the past several years, the business generated annual revenues of roughly $400,000 - $500,000 in agriculture / food markets. It can expand to multiple additional industry verticals including manufacturing, health, and education and be grown organically into new geographic regions. Total agreed purchase price is $265,000 cash plus an earn-out valued at $15,000 based on growth in gross profit with no cap on performance. We intend to make a $10,000 non-refundable deposit on this business today to cover the seller’s expenses on the transaction. We plan to place the assets into our wholly owned subsidiary SMARTSolution Technologies Inc., a sister administrative entity to our existing audio-visual business SMARTSolution Technologies L.P., and expect to rebrand SMARTSolution Technologies Inc. for online education, training, compliance, and related services. There are no assurances that we will be able to finance the transaction given current market conditions or under an agreed timeline.

SST Audit Update

Regarding the private company audit of our wholly owned subsidiaries SMARTSolution Technologies Inc. and SMARTSolution Technologies L.P. (together “SST”), our audit firm has completed its review of the financials and is preparing to engage with us for our public company audit work in the next few business days. As soon as the private company audit is completed, we intend to file its information including footnotes and auditor opinions / commentary with the SEC under Form 8-K/A, alongside acquisition and related documents filed for our February 28, 2022 purchases of the businesses. There can be no assurances that the SST audit or future audit work will be completed to the satisfaction of regulators or in a timely manner.

OTC Markets Listing Update

Based on the mandatory regulatory grace period of the OTC Markets and our delinquent Form 10-Q which was not filed on time for the three month period ended September 30, 2022, we expect to lose electronic quotations for our common stock trading under “FOMC” on or around January 16, 2023. Our quarterly financials have been prepared and we are working diligently to restate and refile our Form 10-Qs for the three-month periods ended March 31, 2022 and June 30, 2022 as well as an accurate Form 10-Q for the three months ended September 30, 2022, which altogether with the SST audit we expect will restore our common stock to OTC PINK CURRENT reporting status. Though we anticipate that the SEC filings process will be straightforward, there can be no assurances of the timing of such filings, the acceptance of such filings by the SEC or other regulatory bodies, or that our private company auditor will engage for public company audit work.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: January 13, 2023	By:	/s/ Vikram Grover